                           TENDER FOR ALL OUTSTANDING
                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

           (INCLUDING SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                    REPRESENTED BY $3.00 DEPOSITARY SHARES)

                                IN EXCHANGE FOR
                     % CONVERTIBLE SUBORDINATED QUARTERLY INCOME
                          CAPITAL SECURITIES DUE 2024
                                       OF

                                AMR CORPORATION

To Our Clients:

      We are enclosing herewith a Prospectus, dated                , 1994, of
AMR Corporation (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company
to exchange $1,000 principal amount of its      % Convertible Subordinated
Quarterly Income Capital Securities due 2024 for every two (2) shares of its Series A Cumulative Convertible Preferred Stock (liquidation preference $500 per share) (the "Preferred Stock") (including Preferred Stock represented by certain $3.00 Depositary Shares, each of which represents 1/10 of a share of Preferred Stock), upon the terms and subject to the conditions set forth in the Exchange Offer.

      Please note that the Offer will expire at 5:00 pm., New York City time, on , 1994, unless extended.

      The Offer is conditioned upon Preferred Stock with an aggregate liquidation preference of not less than $200 million being validly tendered and not withdrawn.

      We are the holder of record of Preferred Stock or Depositary Shares held by us for your account. A tender of such Preferred Stock or Depositary Shares can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Preferred Stock or Depositary Shares held by us for your account.

      We request instructions on the attached schedule as to whether you wish to tender any or all of the Preferred Stock or Depositary Shares held by us for your account pursuant to the terms and conditions of the Exchange Offer.

                                        Very truly yours,

                        INSTRUCTIONS WITH RESPECT TO THE
                           TENDER FOR ALL OUTSTANDING
                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

           (INCLUDING SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                    REPRESENTED BY $3.00 DEPOSITARY SHARES)

                                IN EXCHANGE FOR
    % CONVERTIBLE SUBORDINATED QUARTERLY INCOME CAPITAL SECURITIES DUE 2024

                                       OF

                                AMR CORPORATION

      The undersigned acknowledges receipt of your letter enclosing the
Prospectus, dated                , 1994, of the Company and a related Letter of
Transmittal relating to the Exchange Offer. This will instruct you to tender the number of shares of Preferred Stock or Depositary Shares indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

                         Preferred Stock to be Tendered

             ---------------------------------------------------
                AGGREGATE NUMBER OF
             SHARES OF PREFERRED STOCK
                HELD BY YOU FOR THE
                  ACCOUNT OF THE          NUMBER OF SHARES OF
                    UNDERSIGNED        PREFERRED STOCK TENDERED*
             ---------------------------------------------------
             ---------------------------------------------------


                        Depositary Shares to be Tendered

             ---------------------------------------------------
                AGGREGATE NUMBER OF
             DEPOSITARY SHARES HELD BY
               YOU FOR THE ACCOUNT OF     NUMBER OF DEPOSITARY
                  THE UNDERSIGNED           SHARES TENDERED*
             ---------------------------------------------------
             ---------------------------------------------------

________________________________________________________________________________
Signature(s)

________________________________________________________________________________
Please print name

________________________________________________________________________________
Date

* Unless otherwise indicated, it will be assumed that all the undersigned's Preferred Stock or Depositary Shares are to be tendered.